Exhibit 99.1
News Release

BorgWarner Appoints Kevin A. Nowlan
Chief Financial Officer

Auburn Hills, Michigan, March, 19, 2019 – BorgWarner announced today the appointment of Kevin A. Nowlan to executive vice president and chief financial officer (CFO), effective April 1, 2019.
Mr. Nowlan, 47, comes to BorgWarner from Meritor, Inc. While there, he served as the Senior Vice President and CFO since 2013 and was given the additional responsibility of President of the Trailer and Components businesses in 2018. Mr. Nowlan’s career history spans a number of executive and financial leadership roles with Meritor including Controller, Treasurer and Vice President, Shared Services. Before joining Meritor in 2007, Nowlan worked for GMAC and the General Motors’ Treasurer’s Office for 12 years in a variety of roles. Mr. Nowlan holds a bachelor’s degree in economics, political science and history as well as a Master of Business Administration from the University of Michigan.
“I am pleased to welcome Kevin to my executive staff as the new leader of our strong financial team,” said Frederic Lissalde, president and CEO. “His broad financial and operational experience gives me confidence he will excel in our culture and continue our long legacy of financial discipline.”
The Company also announced that Thomas J. McGill will succeed Anthony D. Hensel as Vice President and Controller, effective April 1, 2019. In this role Mr. McGill will serve as the Company’s principal accounting officer with responsibilities for accounting, tax and enterprise risk management. Mr. Hensel will transition to the role of Vice President of Special Projects effective the same date.

About BorgWarner
BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 68 locations in 19 countries, the company employs approximately 30,000 worldwide. For more information, please visit borgwarner.com.

borgwarner.com

BorgWarner Appoints Kevin A. Nowlan Chief Financial Officer

Download Image | Learn More | Product Animation

Statements in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,” “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major OEM customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; and future changes in laws and regulations, including by way of example, tariffs, in the countries in which we operate, as well as other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K/A. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.
PR contact:                        IR contact :
Kathy Graham                        Patrick Nolan
Phone: +1 248-754-0550                Phone : +1 248-754-0884
Email: mediacontact@borgwarner.com

borgwarner.com